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                                                                    EXHIBIT 3(b)




                              SARA LEE CORPORATION

                                     BYLAWS,
                          AS AMENDED ON APRIL 27, 2000

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                                TABLE OF CONTENTS


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                                                                                                         PAGE
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ARTICLE I -- Meetings of Stockholders.................................................................      1

     Section 1 -- Annual Meeting......................................................................      1

     Section 2 -- Special Meetings....................................................................      1

     Section 3 -- Place of Meetings...................................................................      3

     Section 4 -- Notice of Meeting...................................................................      3

     Section 5 -- Record Date.........................................................................      4

     Section 6 -- Quorum..............................................................................      4

     Section 7 -- Organization........................................................................      4

     Section 8 -- Voting..............................................................................      5

     Section 9 -- Voting of Stock by Certain Holders..................................................      5

     Section 10 -- Nominations and Proposals by Stockholders .........................................      5

ARTICLE II -- Board of Directors......................................................................      8

     Section 1 -- Function and Number of Directors....................................................      8

     Section 2 -- Election............................................................................      8

     Section 3 -- Chairman............................................................................      8

     Section 4 -- Vacancies...........................................................................      8

     Section 5 -- Annual Meeting......................................................................      8

     Section 6 -- Regular Meetings....................................................................      8

     Section 7 -- Special Meetings....................................................................      8

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     Section 8 -- Emergency Meetings..................................................................      9

     Section 9 -- Notice .............................................................................      9

     Section 10 -- Quorum; Voting.....................................................................      9

     Section 11 -- Informal Actions...................................................................      9

     Section 12 -- Participation in Meetings by Conference Telephone..................................      9

     Section 13 -- Compensation.......................................................................      9

     Section 14 -- Ratification.......................................................................     10

ARTICLE III -- Committees of the Board of Directors...................................................     10

     Section 1 -- Standing Committees and Membership..................................................     10

     Section 2 -- Selection; Term; Removal............................................................     10

     Section 3 -- Meetings; Quorum; Minutes...........................................................     10

     Section 4 -- Authority of Committees.............................................................     11

     Section 5 -- Executive Committee.................................................................     11

     Section 6 -- Other Committees....................................................................     11

ARTICLE IV -- Officers................................................................................     11

     Section 1 -- Officers............................................................................     11

     Section 2 -- Election and Qualification..........................................................     12

     Section 3 -- The Chairman of the Board...........................................................     12

     Section 4 -- The President.......................................................................     12

     Section 5 -- The Vice Chairman and Vice Presidents...............................................     12

     Section 6 -- Chief Financial Officer. ...........................................................     12

     Section 7 -- General Counsel.....................................................................     12


                                     - ii -
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     Section 8 -- Secretary...........................................................................     13

     Section 9 -- Treasurer...........................................................................     13

     Section 10 -- Controller.........................................................................     13

     Section 11 -- Assistant Secretaries and Assistant Treasurers.....................................     13

ARTICLE V -- Indemnification and Advance of Expenses for Directors
     and Officers.....................................................................................     14

     Section 1 -- Right to Indemnification............................................................     14

     Section 2 - Change in Control....................................................................     15

     Section 3 - Time for Payment Enforcement.........................................................     15

     Section 4 -- General.............................................................................     15

     Section 5 -- Effective Time......................................................................     16

     Section 6 -- Further Action......................................................................     16

ARTICLE VI -- Fiscal Year and Dividends...............................................................     16

     Section 1 -- Fiscal Year.........................................................................     16

     Section 2 -- Dividends...........................................................................     16

ARTICLE VII -- Auditors...............................................................................     16

ARTICLE VIII -- Corporate Documents...................................................................     16

     Section 1 -- Execution of Negotiable Instruments.................................................     16

     Section 2 -- Execution of Other Documents........................................................     17

ARTICLE IX -- Seal....................................................................................     17

     Section 1 -- Contents............................................................................     17

     Section 2 -- Affixing Seal.......................................................................     18


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ARTICLE X -- Stock....................................................................................     18

     Section 1 -- Execution of Stock Certificates.....................................................     18

     Section 2 -- Transfers...........................................................................     18

     Section 3 -- Registration........................................................................     18

     Section 4 -- Record Date.........................................................................     18

     Section 5 -- Recognition of Holder...............................................................     19

     Section 6 -- Replacement Certificates............................................................     19

ARTICLE XI -- Waiver of Notice........................................................................     19

ARTICLE XII - Making, Altering or Repealing Bylaws....................................................     19

     Section 1 -- Power Vested in Board of Directors..................................................     19

     Section 2 -- Scope of Bylaws.....................................................................     19
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                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETING. An annual meeting of the stockholders of the Corporation for the election of directors and the transaction of any other business as may properly come before the meeting shall be held on the last Thursday in October in each year at a time fixed by the Board of Directors (or if such day is a legal holiday, then on the next succeeding business day which is not a holiday) or on any other business day set by the Board of Directors during the 31-day period beginning with the 15th day before the last Thursday in October. Any business of the Corporation may be transacted at any such annual meeting without being specifically designated in the notice of such meeting, except such business as is specifically required by the Maryland General Corporation Law (the "MGCL") to be stated in such notice.

     SECTION 2. SPECIAL MEETINGS. (a) GENERAL. The Board of Directors, the Chairman of the Board of Directors or the President may call a special meeting of the stockholders. Subject to subsection (b) of this Section 2, a special meeting of stockholders shall also be called by the Secretary of the Corporation upon the written request of the stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

     (b)  STOCKHOLDER REQUESTED SPECIAL MEETINGS.

     (1) Any stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the "Record Date Request Notice") by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the "Request Record Date"). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their duly authorized agents), shall bear the date of signature of each such stockholder (or duly authorized agent) and shall set forth all information relating to each such stockholder that must be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and Rule 14a-11 thereunder. Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than 10 days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within 10 days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date and make a public announcement of such Request Record Date, the Request Record Date shall be the close of business on the 10th day after the first date on which the Record Date Request Notice is received by the Secretary.

          (2) In order for any stockholder to request a special meeting, one or more written requests for a special meeting signed by stockholders of record (or their duly authorized agents)

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as of the Request Record Date entitled to cast not less than a majority (the
"Special Meeting Percentage") of all of the votes entitled to be cast at such meeting (the "Special Meeting Request") shall be delivered to the Secretary. In addition, the Special Meeting Request shall set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to the matters set forth in the Record Date Request Notice received by the Secretary), shall bear the date of signature of each such stockholder (or duly authorized agent) signing the Special Meeting Request, shall set forth the name and address, as they appear in the Corporation's stock ledger, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed) and the class and number of shares of stock of the Corporation which are owned of record and beneficially by each such stockholder, shall be sent to the Secretary by registered mail, return receipt requested, and shall be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

          (3) The Secretary shall inform the requesting stockholders of the reasonably estimated cost of preparing and mailing the notice of meeting (including the Corporation's proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2(b), the Secretary receives payment of such reasonably estimated cost prior to the mailing of any notice of the meeting.

          (4) Except as provided in the next sentence, any special meeting shall be held at such date and time as may be designated by the Chairman of the Board of Directors, Board of Directors or President, whoever has called the meeting. In the case of any special meeting called by the Secretary upon the request of stockholders (a "Stockholder Requested Meeting"), such meeting shall be held at such date and time as may be designated by the Board of Directors; PROVIDED, however, that the date of any Stockholder Requested Meeting shall be not more than 90 days after the record date for such meeting (the "Meeting Record Date"); and PROVIDED FURTHER that if the Board of Directors fails to designate, within 10 days after the date that a valid Special Meeting Request is actually received by the Secretary (the "Delivery Date"), a date and time for a Stockholder Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and PROVIDED FURTHER that in the event that the Board of Directors fails to designate a place for a Stockholder Requested Meeting within 10 days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board of Directors, Board of Directors or the President, whoever has called the meeting, may consider such factors as he, she or it deems relevant within the good faith exercise of business judgment, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date,


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then the close of business on the 30th day after the Delivery Date shall be the
Meeting Record Date.

          (5) If at any time as a result of written revocations of requests for the special meeting, stockholders of record (or their duly authorized agents) as of the Request Record Date entitled to cast less than the Special Meeting Percentage shall have delivered and not revoked requests for a special meeting, the Secretary may refrain from mailing the notice of the meeting or, if the notice of the meeting has been mailed, the Secretary may revoke the notice of the meeting at any time before 10 days before the meeting if the Secretary has first sent to all other requesting stockholders written notice of such revocation and of the intention to revoke the notice of the meeting. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

          (6) The Chairman of the Board of Directors, the President or the Board of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported request shall be deemed to have been received by the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent at least a majority of the issued and outstanding shares of stock that would be entitled to vote at such meeting. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

          (7) For purposes of these Bylaws, "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Illinois are authorized or obligated by law or executive order to close.

     SECTION 3. PLACE OF MEETINGS. Except as otherwise provided in Section 2(b)(4) of this Article I, all meetings of the stockholders shall be held at such place as set by the Board of Directors.

     SECTION 4. NOTICE OF MEETING. Not less than 10 days nor more than 90 days before the date of each stockholders' meeting, the Secretary shall give, to each stockholder entitled to vote at the meeting and to each other stockholder entitled to notice of the meeting, written notice stating the time and place of the meeting and, in the case of a special meeting or if otherwise required by the MGCL, the purpose for which the meeting is called, either by mail, by presenting it to the stockholder personally, by leaving it at the stockholder's residence or usual place of business or by transmitting the notice to the stockholder in any other manner permitted by


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Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage thereon prepaid, addressed to the stockholder at the stockholder's address as it appears on the records of the Corporation. Pursuant to Section 7 of this Article I, a meeting of stockholders convened on the date for which it was called may be adjourned from time to time and place to place without further notice to a date not more than 120 days after the original record date.

     SECTION 5. RECORD DATE. Except as provided in Section 2(b)(4) of this
Article I, the record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders and for other purposes shall be the date fixed by the Board of Directors pursuant to Article X, Section 4 of these Bylaws.

     SECTION 6. QUORUM. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting shall constitute a quorum.

     SECTION 7. ORGANIZATION OF MEETING. At every meeting of stockholders, the Chairman of the Board, if there be one, shall serve as chairman of the meeting and conduct the meeting or, in the case of a vacancy in the office or absence of the Chairman of the Board, one of the following officers present shall serve as chairman of the meeting and conduct the meeting in the order stated: the President, the Vice Chairman of the Board, if there be one or, if there be more than one, the Vice Chairmen in order of seniority, the Executive Vice Presidents in their order of seniority, or, in the absence of such officers, a chairman chosen by the stockholders entitled to cast a majority of the votes which all stockholders present in person or by proxy are entitled to cast, shall serve as chairman. The Secretary, or, in the Secretary's absence, an Assistant Secretary, or in the absence of both the Secretary and Assistant Secretaries, a person appointed by the chairman of the meeting shall serve as secretary of the meeting. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of such chairman, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation entitled to vote at the meeting, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies or other such persons as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments by participants; (e) maintaining order and security at the meeting; (f) removing any stockholder who refuses to comply with meeting procedures, rules or guidelines as established by the chairman of the meeting; and (g) recessing or adjourning the meeting to a later date, time and place announced at the meeting by the chairman. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be


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required to be held in accordance with the rules of parliamentary procedure.

     SECTION 8. VOTING. Except as otherwise provided by the MGCL or the charter of the Corporation (the "Charter"), at all meetings of the stockholders, each stockholder entitled to vote at such meeting shall be entitled to (a) one vote upon each matter submitted to a vote at such meeting for each share of common stock of the Corporation owned of record by such stockholder and (b) such voting rights, if any, as are provided in the Charter with respect to any series of preferred stock of the Corporation owned of record by such stockholder. A stockholder may vote the shares of stock owned of record by such stockholder either in person or by proxy. Every proxy shall be executed and dated by the stockholder of record or the duly authorized agent of such stockholder in any manner authorized by law. Each proxy shall be filed with the Secretary of the Corporation at or prior to the meeting. No proxy shall be valid more than 11 months after its date, unless otherwise provided in the proxy. A majority of all the votes cast at any meeting of stockholders at which a quorum is present shall be sufficient to approve any matter which may properly come before the meeting, unless the MGCL, or the Charter provides otherwise.

     SECTION 9. VOTING OF STOCK BY CERTAIN HOLDERS. Notwithstanding any other provision of the Charter or these Bylaws, Title 3, Subtitle 7 of the Maryland General Corporation Law (or any successor statute) shall not apply to any acquisition by any person of shares of stock of the Corporation. This section may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

     SECTION 10. NOMINATIONS AND PROPOSALS BY STOCKHOLDERS.

          (a)  ANNUAL MEETINGS OF STOCKHOLDERS.

          (1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice provided for in this Section 10(a) and at the time of the annual meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10(a).

          (2) For nominations for election to the Board of Directors or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders. To be timely, a stockholder's notice must be delivered to the Secretary at the principal executive office of the Corporation by not later than the close of business on the 90th day prior to the first anniversary of the date of mailing of the notice for the preceding year's annual meeting nor earlier than the close of business on the 120th day prior to the


                                     - 5 -
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first anniversary of the date of mailing of the notice for the preceding year's annual meeting; provided, however, that in the event that the date of mailing of the notice for the annual meeting is advanced or delayed by more than 30 days from the anniversary of the date of mailing of the notice for the preceding year's annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of the 90th day prior to the date of mailing of the notice for such annual meeting or the tenth day following the day on which public announcement of the date of mailing of the notice for such meeting is first made by the Corporation. In no event shall the public announcement of a postponement of the mailing of the notice for such annual meeting or of an adjournment or postponement of an annual meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above. A stockholder's notice to be proper must set forth (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director (A) the name, age, business address and residence address of such person, (B) the class and number of shares of stock of the Corporation that are beneficially owned or owned of record by such person and (C) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved), or is otherwise required, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the stockholder proposes to bring before the meeting, a description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any interest in such business of such stockholder (including any anticipated benefit to the stockholder therefrom) and of each beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and each beneficial owner, if any, on whose behalf the nomination or proposal is made,
(x) the name and address of such stockholder, as they appear on the Corporation's stock ledger, and a current name and address, if different, and of such beneficial owner, and (y) the class and number of shares of each class of stock of the Corporation which are owned beneficially and of record by such stockholder and owned beneficially by such beneficial owner.

          (3) Notwithstanding anything in this subsection (a) of this Section 10 to the contrary, in the event the number of directors to be elected to the Board of Directors is increased, and there is no public announcement of such action or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of mailing of the notice for preceding year's annual meeting, a stockholder's notice required by this Section 10(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to the Secretary at the principal executive office of the Corporation not later than the close of business on the tenth day immediately following the day on which such public announcement is first made by the Corporation.

          (b) SPECIAL MEETINGS OF STOCKHOLDERS. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the


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Corporation's notice of meeting. Nominations of persons for election to the
Board of Directors may be made at a special meeting of stockholders at which directors are to be elected (i) pursuant to the Corporation's notice of meeting,
(ii) by or at the direction of the Board of Directors or (iii) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 10(b) and at the time of the special meeting, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 10(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position as specified in the Corporation's notice of meeting, if the stockholder's notice required by paragraph (a)(2) of this Section 10 shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of a postponement or adjournment of a special meeting to a later date or time commence a new time period for the giving of a stockholder's notice as described above.

          (c)  GENERAL.

          (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 10 and, if any proposed nomination or business is not in compliance with this Section 10, to declare that such defective nomination or proposal be disregarded.

          (2) For purposes of this Section 10, (a) the "date of mailing of the notice" shall mean the date of the proxy statement for the solicitation of proxies for election of directors and (b) "public announcement" shall mean disclosure (i) in a press release either transmitted to the principal securities exchange on which shares of the Corporation's common stock are traded or reported by a recognized news service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

          (3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 10. Nothing in this Section 10 shall be deemed to affect any right of a stockholder to request inclusion of

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proposals in, nor the right of the Corporation to omit a proposal from, the
Corporation's proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.


                                   ARTICLE II
                               BOARD OF DIRECTORS

     SECTION 1. FUNCTION AND NUMBER OF DIRECTORS. The business and affairs of the Corporation shall be managed under the direction of a Board of Directors. The majority of the Board of Directors may, from time to time, fix or alter the number of directors; provided, however, that the number of directors comprising the Board of Directors shall be no less than three or more than 25. The tenure of office of any director shall not be affected by any alteration in the number of directors. Any director may resign at any time upon written notice to the Chairman or the Secretary.

     SECTION 2. ELECTION. The directors shall be elected at the annual meeting of the stockholders and shall hold office until the next annual meeting of the stockholders and until their successors are elected and qualify.

     SECTION 3. CHAIRMAN. The Chairman of the Board of Directors shall preside at all meetings of the Board of Directors, and, in his or her absence, the Vice Chairman or, if there be more than one, the Vice Chairmen in order of seniority, and, in absence of any such Vice Chairman, a director designated by the Board of Directors.

     SECTION 4. VACANCIES. If for any reason any or all the directors cease to be directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining directors hereunder (even if fewer than three directors remain). Except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any director elected to fill a vacancy shall serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is elected and qualifies.

     SECTION 5. ANNUAL MEETING. An annual meeting of the Board of Directors shall be held at the same place and on the same day as and immediately before or after the annual meeting of stockholders for the purpose of electing the officers of the Corporation, the appointment of the committees of the Board of Directors and for the transaction of any other business.

     SECTION 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such places and times as may be fixed from time to time by the Board of Directors, without call or notice.

     SECTION 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called

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by the Chairman of the Board, any Vice Chairman or the President, upon their own motions, or by the Secretary upon the written request of a majority of the directors. At least two days' written notice shall be given of all special meetings.

     SECTION 8. EMERGENCY MEETINGS. Emergency meetings of the Board of Directors may be called at any time by the Chairman of the Board after notice by personal delivery or by telephone, facsimile transmission or courier to each director at his or her business or residence address. At least four hours' notice shall be given of all emergency meetings. The quorum for an emergency meeting shall be three-quarters of all of the directors.

     SECTION 9. NOTICE. Notice of any special meeting of the Board of Directors shall be delivered personally or by telephone, facsimile transmission, United States mail or courier to each director at his or her business or residence address. Notice of any special meeting by personal delivery, by telephone or a facsimile transmission shall be given at least two days prior to the meeting. Notice of any special meeting by mail shall be given at least five days prior to the meeting and shall be deemed to be given when deposited in the United States mail properly addressed, with postage thereon prepaid. Telephone notice shall be deemed to be given when the director is personally given such notice in a telephone call to which he or she is a party. Facsimile transmission notice shall be deemed to be given upon completion of the transmission of the message to the number given to the Corporation by the director and receipt of a completed answer-back indicating receipt. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice, unless specifically required by statute or these Bylaws.

     SECTION 10. QUORUM; VOTING. At any and all regular and special meetings of the Board of Directors, one-third of the duly elected and qualified directors shall constitute a quorum, unless there are only three directors, in which case two directors shall constitute a quorum; but if at any meeting of the Board of Directors there be less than a quorum present, the directors at the meeting may, without further notice, adjourn the same, from time to time, for a period not exceeding 10 days at any one time, until a quorum is in attendance. The action of a majority of the directors present at a meeting at which a quorum is present is the action of the Board of Directors.

     SECTION 11. INFORMAL ACTIONS. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all the members of the Board of Directors or such committee, as the case may be, and filed with the minutes of proceedings of the Board of Directors or such committee.

     SECTION 12. PARTICIPATION IN MEETINGS BY CONFERENCE TELEPHONE. Members of the Board of Directors or of any committee thereof may participate in a meeting of the Board of Directors or any committee by means of conference telephone or similar communications equipment if all persons participating in the meeting can hear each other. Such participation shall constitute presence in person at such meeting.

     SECTION 13. COMPENSATION. Directors shall be paid such compensation, including retainers and fees for attendance at meetings of the Board of Directors and its committees, as shall be determined from time to time by the vote of the Board of Directors. No compensation for service as a director shall be paid to officers or employees of the Corporation or any subsidiary of the Corporation.

     SECTION 14. RATIFICATION. Any transaction questioned in any stockholders' derivative proceeding on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting may be ratified before or after judgment, by the Board of Directors (excluding any director who is a party to such proceeding) or by the stockholders if less than a quorum of directors is qualified; and, if so ratified, shall have the same force and effect as if the questioned transaction had been originally duly authorized, and said ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

                                   ARTICLE III
                      COMMITTEES OF THE BOARD OF DIRECTORS

     SECTION 1. STANDING COMMITTEES AND MEMBERSHIP. The standing committees of the Board of Directors shall be the Executive Committee, Finance Committee, Audit Committee, Compensation and Employee Benefits Committee, Board Affairs and Corporate Governance Committee and Employee and Public Responsibility Committee. Subject to these Bylaws, the number of members of each committee shall be fixed by the Board of Directors from time to time by resolution. The members of each such committee shall be elected by the Board of Directors from among the members of the Board of Directors; provided, however, that in the absence of a member or members at a meeting of a standing committee, the members present at any meeting of such committee (whether a quorum is present) may appoint directors who are not members of such committee to act in the place or places of such absent member or members in order to constitute a quorum at such meeting. A director may concurrently serve on more than one of such committees. Only a director who is not a current or former employee of the Corporation or any subsidiary or affiliate thereof (an "Independent Director") shall be eligible to serve as a member of the Audit Committee or the Compensation and Employee Benefits Committee.

     SECTION 2. SELECTION; TERM; REMOVAL. The members of each of the standing committees of the Board of Directors and the chairperson thereof shall be elected at the regular annual meeting of the Board of Directors and shall hold office until the next such regular annual meeting of the Board of Directors and until their respective successors are elected and qualified; provided, however, that vacancies during the year on any standing committee shall be filled by the Board of Directors.

     SECTION 3. MEETINGS; QUORUM; MINUTES. Each standing committee of the Board of Directors shall from time to time meet at such time and place as shall be directed by the chairperson of each committee and, in his or her absence, by the Chairman of the Board of Directors, or in his or her absence, by the President. A majority of all the members of each such committee (including directors appointed to act at any meeting of the a standing committee in the place of absent members thereof as provided in Section 1 above) shall constitute a quorum for that committee meeting and the action of such quorum shall be taken as the action of the committee. Each committee shall keep minutes of its proceedings and actions and shall submit a report thereof at the next regular meeting of the Board of Directors. The Executive Committee and Finance Committee can only act upon the vote of a majority of all members of each such committee.

     SECTION 4. AUTHORITY OF COMMITTEES. No committee shall have the authority to perform any act which may not be delegated to a committee under the MGCL. If the Board of Directors has given general authorization for the issuance of stock providing for or establishing a method or procedure for determining the maximum number of shares to be issued, a committee of the Board, in accordance with that general authorization or any stock option or other plan or program adopted by the Board, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued, including all terms and conditions required or permitted to be established or authorized by the Board of Directors under Sections 2-203 and 2-204 of the MGCL. The Board of Directors shall have the power at any time to change the members of any committee so designated, to fill vacancies or to dissolve any such committee.

     SECTION 5. EXECUTIVE COMMITTEE. The Executive Committee shall consist of not less than three directors and shall perform such duties and exercise such powers as may be directed or delegated by the Board of Directors. Between meetings of the Board of Directors, the Executive Committee may exercise any and all powers of the Board of Directors in the management of the business and affairs of the Corporation with the same effect as if exercised by the Board of Directors, and the exercise of such powers shall be conclusive of the fact that the Executive Committee had full authority to exercise such powers, subject, however, to the limitations of authority specifically set forth in Section 4 of this Article III of these Bylaws.

     SECTION 6. OTHER COMMITTEES. The powers and duties of committees other than the Executive Committee shall be determined from time to time by the Board of Directors.

                                   ARTICLE IV
                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the Corporation shall include the Chairman of the Board of Directors, President, such Vice Chairmen of the Board of Directors, Executive Vice Presidents, Senior Vice Presidents and Vice Presidents, as the Board of Directors shall from time to time elect, Chief Financial Officer, General Counsel, Secretary, Treasurer and Controller and such Assistant Secretaries and Assistant Treasurers or other officers as the Chairman or the

Board of Directors shall from time to time, appoint or elect with such powers and duties as the Chairman or the Board may deem necessary or appropriate. In addition, the Chairman of the Board, the President or the Vice Chairman of the Board may appoint as officers of the Corporation employees with executive authority within an operating division of the Corporation and may designate for such officers titles that appropriately reflect their positions and responsibilities.

     SECTION 2. ELECTION AND QUALIFICATION. Except as otherwise provided herein, the officers shall be elected by, and shall hold office at the pleasure of, the Board of Directors. None of the officers, except the Chairman of the Board and any Vice Chairman need be members of the Board of Directors. Any two of the offices set forth in Section 1 of this Article IV may, at the discretion of the Board of Directors, be held by the same person, except that a person may not serve concurrently as both the President and a Vice President of the Corporation and the Chairman of the Board may hold only the additional office of President.

     SECTION 3. THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors shall be the Chief Executive Officer of the Corporation and, subject to the direction of the Board of Directors and to the committees of the Board of Directors, shall have general charge of the management of the business and affairs of the Corporation, unless another individual is designated by the Board of Directors as Chief Executive Officer of the Corporation. The Chairman shall preside at all meetings of the stockholders and of the Board of Directors.

     SECTION 4. THE PRESIDENT. The President shall perform such duties as may be assigned to him or her by the Board of Directors or the Chairman of the Board.

     SECTION 5. THE VICE CHAIRMAN OF THE BOARD AND VICE PRESIDENTS. Each Vice Chairman, Executive Vice President, Senior Vice President or Vice President shall perform such duties and have such authority as shall be assigned to him or her by the Chairman of the Board, subject to the approval of the Board of Directors. In the absence of the Chairman of the Board, the Vice Chairman, or if there be more than one, the Vice Chairmen in order of seniority, shall become the acting Chairman of the Board and, while retaining his or her duties as Vice Chairman, shall assume the duties of the Chairman of the Board, unless the Board of Directors shall otherwise determine.

     SECTION 6. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall have general supervision of all financial matters relating to the Corporation (including its subsidiaries and affiliates), including the raising of capital, financial risk management and review of the Corporation's financial condition. The Chief Financial Officer shall perform such other duties and have such authority as may be assigned to her or him by the Board of Directors, the Chairman of the Board or the President.

     SECTION 7. GENERAL COUNSEL. The General Counsel shall have general supervision of all legal matters relating to the Corporation (including its subsidiaries and affiliates), including litigation by and against the Corporation, preparation of documents relating to transactions to which the Corporation is a party, advice to the Board of Directors and management concerning legal issues affecting the Corporation and retention of counsel to represent the Corporation. The General Counsel shall perform such other duties and have such authority as may be assigned to her or him by the Board of Directors, the Chairman of the Board or the President.

     SECTION 8. SECRETARY. The Secretary shall issue or cause to be issued notices for all meetings of the stockholders or Board of Directors and its committees, shall keep minutes of such meetings and shall have charge of the seal and corporate books and records. The Secretary shall supervise all matters relating to the Securities and Exchange Commission and the stock exchanges on which the securities of the Corporation are listed. The Secretary shall perform such other duties as pertain to his or her office as the Chairman of the Board may direct. In the absence of the Secretary from any meetings of the stockholders or Board of Directors, the record of the proceedings shall be kept and authenticated by such person as may be appointed for that purpose by the chairman of the meeting.

     SECTION 9. TREASURER. The Treasurer shall have charge and custody of the funds, securities and other valuable effects of the Corporation (including its subsidiaries and affiliates) and shall keep full and accurate accounts of all receipts and disbursements. The Treasurer shall deposit all moneys to the credit of the Corporation in such banks or depositories as he or she shall designate subject to the control of the Board of Directors or the Finance Committee. The Treasurer shall cause disbursement of the funds of the Corporation as may be required in the conduct of business. Whenever required to do so, the Treasurer shall render an account of all his or her transactions as Treasurer of the Corporation.

     SECTION 10. CONTROLLER. The Controller shall be the Chief Accounting Officer of the Corporation and shall be responsible for maintenance of the financial records and the internal accounting systems of the Corporation (including its subsidiaries and affiliates) and for the conduct and surveillance of general corporate accounting procedures. The Controller shall supervise the preparation of the Corporation's financial statements and other financial reports and statistics as required by management and governmental agencies and shall perform such other duties as the Chief Financial Officer of the Corporation or the Board of Directors may from time to time prescribe.

     SECTION 11. ASSISTANT SECRETARIES AND ASSISTANT TREASURERS. The Assistant Secretaries and Assistant Treasurers shall perform such duties as the Board of Directors or the Secretary or Treasurer, respectively, may from time to time prescribe or require. In the absence or disability of the Secretary or Treasurer, the Assistant Secretaries or Assistant Treasurers, as the case may be, shall, in the order of their seniority or as otherwise directed by the Board of Directors, perform the duties and have the powers of the Secretary and Treasurer, respectively. The Board of Directors may, in its discretion, confer upon any Assistant Secretary or Assistant Treasurer any power of the Secretary or Treasurer, respectively, to be exercised jointly with or independently of the Secretary or Treasurer, respectively, as the Board of Directors may from time to time determine.

                                    ARTICLE V
                     INDEMNIFICATION AND ADVANCE OF EXPENSES
                           FOR DIRECTORS AND OFFICERS

     SECTION 1. RIGHT TO INDEMNIFICATION. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former director or officer of the Corporation or a subsidiary thereof and who is made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of the Corporation and at the request of the Corporation, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his or her service in that capacity. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to a person who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation.

     SECTION 2. CHANGE IN CONTROL. In the event of a change in control of the Corporation, any person claiming a right to be indemnified or to an advance of expenses by the Corporation may have his right to be indemnified or to an advance of expenses and the extent of indemnification and advance of expenses to which he is entitled determined by independent legal counsel selected by a committee composed of all of the continuing directors, or in the event there are no continuing directors, by independent legal counsel selected by the person claiming indemnification or advance of expenses, with the approval of the chief executive officer of the Corporation, which approval will not be unreasonably withheld. As used in this section, "continuing director" shall mean a director who was a member of the Board of Directors prior to the change in control and who is not an Acquiring Person (as such term is defined in the Rights Agreement, dated March 26, 1998, between the Corporation and First Chicago Trust Company of New York, Rights Agent, as amended), and is not and was not an affiliate or associate of an Acquiring Person or a representative or nominee of an Acquiring Person or of any such affiliate or associate. As used in this Article V, "change in control" shall mean any change in the Board of Directors of the Corporation, resulting in continuing directors constituting less than a majority of the Board of Directors.

     SECTION 3. TIME FOR PAYMENT ENFORCEMENT. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the director or officer entitled to indemnification (the "Indemnified Party"). The right to indemnification and advance of expenses hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Corporation denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation.

     SECTION 4. GENERAL. The indemnification and advance of expenses provided by this Article V (a) shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of stockholders or disinterested directors or other provision that is not contrary to law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, (b) shall continue in respect of all events occurring while a person was a director or officer after such person has ceased to be a director or officer (including after a change in control of the Corporation), and (c) shall inure to the benefit of the estate, heirs, executors and administrators of such person. All rights to indemnification and advance of expenses hereunder shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article V is in effect.

     SECTION 5. EFFECTIVE TIME. This Article V shall be effective from and after the date of its adoption and shall apply to all proceedings arising prior to or after such date, regardless of whether relating to facts or circumstances occurring prior to or after such date. Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Charter or Bylaws inconsistent with this Article, shall apply to or affect in any respect the applicability of this Article with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

     SECTION 6. FURTHER ACTION. The Board of Directors may take such action as is necessary to carry out the provisions of this Article V and is expressly empowered to adopt, approve and amend from time to time such resolutions or contracts implementing such provisions or such further arrangements for indemnification or advance for expenses as may be permitted by law.


                                   ARTICLE VI
                            FISCAL YEAR AND DIVIDENDS

     SECTION 1. FISCAL YEAR. The fiscal year of the Corporation shall end on the Saturday nearest to June 30 of each year and commence on the next day.

     SECTION 2. DIVIDENDS. The Board of Directors from time to time may authorize and declare, in accordance with the provisions and limitations of the MGCL and of the Charter, dividends on the shares of the Corporation in cash, property or stock of the Corporation.

                                   ARTICLE VII
                                    AUDITORS

     At its first meeting of each new fiscal year, the Board of Directors shall appoint a firm of independent certified public accountants to serve for such fiscal year for the purposes of examining the consolidated financial statements of the Corporation and issuing an auditors' report thereon. Such appointment shall be subject to the ratification by the stockholders, to be voted upon at the next annual meeting of stockholders.

                                  ARTICLE VIII
                               CORPORATE DOCUMENTS

     SECTION 1. EXECUTION OF NEGOTIABLE INSTRUMENTS. All checks, drafts, notes and other negotiable instruments relating to the Corporation or any division of the Corporation shall be reviewed and executed in accordance with the requirements set forth from time to time by the Chairman of the Board.

     SECTION 2. EXECUTION OF OTHER DOCUMENTS. (a) IN GENERAL. Any contract, conveyance, lease, power of attorney and other agreement or document not in the ordinary course of business of the Corporation shall be signed by any one of the Chairman of the Board, the President, an Executive Vice President, a Senior Vice President or a Vice President. However, the Board of Directors may provide otherwise and, in certain circumstances set forth by the Board of Directors, the Finance Committee and the Audit Committee may provide otherwise. Subject to
Section 2(b) of this Article VIII, Section 1 of this Article VIII and any policies of the Corporation, any contract, conveyance, lease, power of attorney or other agreement or document in the ordinary course of business may be signed by (i) any employee authorized by any policy of the Corporation in effect at the time the document is executed or (ii) any officer.

          (b) TRANSACTION PRINCIPALLY INVOLVING DIVISIONS. The chairman or president of a division of the Corporation (as appointed by the Board of Directors or the Chairman of the Board of the Corporation) may sign any contract, conveyance, lease, power of attorney or other agreement or document principally involving the division of which he or she is chairman or president. An executive vice president, a senior vice president or a vice president of a division of the Corporation (as appointed by the Board of Directors or the Chairman of the Board of the Corporation or the chairman or president of the division) may sign any contract, conveyance, lease, power of attorney or other agreement or document principally involving the division of which he or she is an executive vice president, senior vice president or vice president. If no such officers are appointed for a division, its managing director or general manager or other person exercising principal supervisory authority for the business and affairs of the division may sign such contract, conveyance, lease, power of attorney or other agreement or document.

          (c) CONSTRUCTION AND INTERPRETATION. Nothing in this Section 2 of this Article VIII may be construed or interpreted to limit the authority of the Chairman of the Board under

Section 1 of this Article VIII.

          (d) EXECUTION IN MULTIPLE CAPACITIES. No officer shall execute, acknowledge or verify any instrument or document on behalf of the Corporation in more than one capacity, if such instrument or document is required by law or by these Bylaws to be executed, acknowledged or verified by two or more officers.

                                   ARTICLE IX
                                      SEAL

     SECTION 1. CONTENTS. The seal of the Corporation shall be circular in form and include the words "SARA LEE CORPORATION - MARYLAND - 1941" inscribed thereon. The Board of Directors may authorize one or more duplicate seals and provide for the custody thereof.

     SECTION 2. AFFIXING SEAL. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word "(SEAL)" adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

                                    ARTICLE X
                                      STOCK

     SECTION 1. EXECUTION OF STOCK CERTIFICATES. Certificates representing shares of stock shall be issued in such form as may be approved by the Board of Directors and shall be signed by the Chairman of the Board, the President or a Vice President and countersigned by the Secretary, an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation; provided, however, that stock certificates may be issued bearing the facsimile signatures of such officers and the facsimile seal of the Corporation whenever the stock represented thereby is to be transferred and registered by or through a transfer agent and registrar. A certificate is valid and may be issued whether or not the officer whose facsimile signature appears on the certificate is still an officer at the time of issuance. Stock certificates shall be issued, transferred and canceled in accordance with such rules and regulations as the Board of Directors, the Chairman of the Board or President shall prescribe.

     SECTION 2. TRANSFERS. All transfers of stock shall be made on the books of the Corporation, by the holder of the shares, in person or by his or her attorney, on surrender of certificates to the Corporation, duly endorsed, for a like number of shares.

     SECTION 3. REGISTRATION. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issuance and registration of certificates of stock, including the appointment from time to time of transfer agents and registrars. An original or duplicate stock ledger containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder shall be maintained by the transfer agent or agents of the Corporation, if any, and otherwise at the principal business office of the Corporation.

     SECTION 4. RECORD DATE. The Board of Directors shall have authority from time to time to fix a date of not less than 10 days and not more than 90 days preceding the date of any meeting of stockholders, any dividend payment date, or any date for the allotment of rights, as a record date for the determination of stockholders who are entitled to notice of or to vote at such meeting, or entitled to receive such dividend or rights, as the case may be. Only stockholders of record on such date shall be entitled to notice of or to vote at such meeting, or to receive such dividend or rights, as the case may be; provided, however, that unless the Board of Directors shall fix such date, such record date for determining the stockholders entitled to notice of and to vote at such meeting, or entitled to receive such dividend or rights, as the case may be, shall be the 30th day before the date of such stockholders' meeting or the date of such dividend payment or allotment of rights.

     SECTION 5. RECOGNITION OF HOLDER. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the MGCL.

     SECTION 6. REPLACEMENT CERTIFICATES. Any officer designated by the Board of Directors or the Executive Committee may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, destroyed, stolen or mutilated. Any officer designated by the Board of Directors or Executive Committee, when authorizing such issue of a new certificate or certificates, may, in his or her discretion and as a condition precedent to the issuance thereof, require the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or his or her legal representative, to give the Corporation a bond in such sums as it may direct as indemnity against any claim that may be made against the Corporation.

                                   ARTICLE XI
                                WAIVER OF NOTICE

     Whenever any notice of the time, place or purpose of any meeting of stockholders, Board of Directors or committee of the Board of Directors is required to be given under the MGCL, the Charter or these Bylaws, a waiver thereof in writing, signed by the person entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of stockholders only, a duly executed and delivered proxy, shall satisfy any requirement for notice to such person.

                                   ARTICLE XII
                      MAKING, ALTERING OR REPEALING BYLAWS

     SECTION 1. POWER VESTED IN BOARD OF DIRECTORS. The Board of Directors shall have the exclusive power and right to make, alter or repeal any or all Bylaws of the Corporation at any time or from time to time.

     SECTION 2. SCOPE OF BYLAWS. The Bylaws may contain any provision not inconsistent with the MGCL or the Charter for the regulation and management of the affairs of the Corporation.




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